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                                                                    EXHIBIT 23.4

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Telescan, Inc.:

We consent to the use in this registration statement filed on Form S-4 of (i) our report dated February 25, 2000, relating to the consolidated balance sheets of Telescan, Inc. and subsidiaries, as of December 31, 1999, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the two-year period ending December 31, 1999, which report appears in the December 31, 2000 annual report on Form 10-K of Telescan, Inc. and subsidiaries, and (ii) our report dated February 25, 2000 relating to the schedule of valuation and qualifying accounts for each of the years in the two-year period ending December 31, 1999 of Telescan, Inc. and subisidiaries. We also consent to all references to our firm included in this registration statement.

/s/ Hein + Associates LLP
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HEIN + ASSOCIATES LLP
Certified Public Accountants
Houston, Texas
October 24, 2001